UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):           July 17, 2015

__________________________________________

(Exact name of registrant as specified in its charter)

Nevada	000-29363	88-0343702
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1771 E. Flamingo Rd #201-A Las Vegas, NV		89119
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(702) 734-3457

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On July 21, 2015, Players Network (the “Company”) issued an aggregate of 5,750,000 shares of the Company’s newly created Series C preferred stock (see Item 5.03 below) to Mark Bradley, the Company’s Chief Executive Officer in exchange for his payment to the Company of $17,250, as a reduction in unpaid compensation pursuant to the terms of the employment agreement dated September 1, 2010 by and between the Company and Mr. Bradley (the “2010 Employment Agreement”).

The Company claims an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) since the foregoing issuance did not involve a public offering, the recipient took the securities for investment and not resale, the Company took appropriate measures to restrict transfer, and the recipient had access to similar documentation and information as would be required in a registration statement under the Act. No underwriters or agents were involved in the foregoing issuance and the Company paid no underwriting discounts or commissions.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Bradley Employment Agreement

On July 17, 2015, the Company entered into an employment agreement with Mr. Bradley (the “New Employment Agreement”), effective July 1, 2015. The New Employment Agreement replaces Mr. Bradley’s 2010 Employment Agreement, which was set to expire on September 1, 2015, and which was terminated on July 17, 2015, effective July 1, 2015, pursuant to a mutual agreement of the parties.

Pursuant to the terms of the New Employment Agreement, Mr. Bradley will serve as the Company’s CEO and Chairman. The New Employment Agreement has a term of five years and six months, commencing July 1, 2015. The Company agrees to pay Mr. Bradley an annual base salary of $175,000 or such greater amount as may be determined by the Board of Directors of the Company (the “Board”) in connection with a performance review to be performed at least once annually. In the event that the Board determines that the Company cannot afford to pay Mr. Bradley any portion of his base salary, Mr. Bradley may, at his sole option, elect one of the following:

(a)	Defer receipt of his base salary until such time as the Company has the funds to pay him. In the event that Mr. Bradley elects this option, the unpaid salary shall be paid with no interest.
(b)	Elect to convert all, or a portion of the unpaid salary into Series C Preferred Stock at an exchange rate equal to the closing price of the Company’s common stock on the date immediately preceding each election.

The Company will also pay Mr. Bradley an annual bonus, subject to meeting mutually agreed upon annual performance criteria mutually established by the Company and Mr. Bradley.

In the event that Mr. Bradley’s employment is terminated by the Company for any reason (other than as a result of the termination for cause or by death) or terminated by Mr. Bradley as a result of a material breach of the New Employment Agreement by the Company (any of the foregoing, an “Involuntary Termination”), Mr. Bradley shall be entitled to continue to receive his base salary and all benefits for the remainder of the term of the New Employment Agreement as if it had not been terminated. In addition, Mr. Bradley shall receive from the Company, on the effective date of the Involuntary Termination, a lump sum amount equal to two times Mr. Bradley’s then current base salary. In addition, all stock options that Mr. Bradley would be eligible though the natural term of the New Employment Agreement will immediately become fully vested. In the event Mr. Bradley or his family is ineligible under the terms of any insurance to continue to be covered, the Company shall provide Mr. Bradley and his family with substantially equivalent coverage through other sources or will provide Mr. Bradley with a lump sum payment equal to the agreed upon value of the continuation of such insurance coverage to which Mr. Bradley is entitled under the New Employment Agreement.

In the event of Mr. Bradley’s death during the term of the New Employment Agreement, the Company will pay to Mr. Bradley’s designated beneficiary 100% of Mr. Bradley’s then current base salary for a period of 12 months following Mr. Bradley’s death.

The Company has the right to terminate the New Employment Agreement and Mr. Bradley’s employment for Cause (as hereinafter defined) upon written notice to Mr. Bradley. The term “Cause” means Mr. Bradley must have (i) been willful, gross or persistent in his inattention to his duties or Mr. Bradley committed acts which constitute willful or gross misconduct and, after written notice of the same has been given to Mr. Bradley and he has been given an opportunity to cure the same within 30 days after such notice; or (ii) committed fraud against the Company. If Mr. Bradley’s employment is terminated for Cause and Mr. Bradley does not consent to such termination, such termination shall not be considered effective and Mr. Bradley’s rights under the New Employment Agreement shall continue until the existence of Cause has been determined by an independent arbitrator appointed by the American Arbitration Association and either party’s rights to petition a court of law for a decision in the matter have been exhausted.

Pursuant to the terms of the New Employment Agreement, Mr. Bradley is subject to a nondisclosure provision that continues for a period of one year following his termination of employment. He is also subject to a noncompete agreement during the term of his employment with the Company.

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Mr. Bradley is entitled to participate in all employee benefit programs established by the Company from time to time for employees or executives to the extent that Company executives or senior management employees generally are eligible to participate in such programs.

Termination of 2010 Bradley Employment Agreement

In consideration for the parties’ entry into the New Employment Agreement, the Company and Mr. Bradley mutually agreed to terminate the 2010 Employment Agreement. Pursuant to the termination of employment agreement dated July 17, 2015 and effective July 1, 2015 (the “Termination”), neither the Company nor Mr. Bradley shall have any continuing obligations thereunder, except that any amounts due by the Company to Mr. Bradley pursuant to the 2010 Employment Agreement as of July 17, 2015 shall continue to be due and owing by the Company.

The foregoing descriptions of the New Employment Agreement and the Termination are qualified in their entireties by reference to the New Employment Agreement and the Termination, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 21, 2015, the Company filed a certificate of designation (the “Certificate of Designation”) with the Nevada Secretary of State. The Certificate of Designation has the effect of designating 12,000,000 shares of preferred stock as Series C preferred stock. The Certificate of Designation was approved by the Company’s board of directors on July 17, 2015.

There are no sinking fund provisions applicable to our Series C preferred stock. The material terms of our Series C preferred stock are included below.

Dividends. The holders of our Series C preferred stock shall be entitled to receive, share for share with the holders of shares of common stock, such dividends if, as and when declared from time to time by the Board of Directors. In the event that such dividend is paid in the form of shares of common stock, holders of common stock shall receive common stock and holders of Series C preferred stock shall receive Series C preferred stock.

Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, the holders of the Series C preferred stock shall be entitled to receive, share for share with the holders of shares of common stock, all the assets of the Company of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Redemption. The shares of Series C preferred stock are not be redeemable.

Reacquired Stock. Any Series C preferred stock purchased, redeemed or otherwise acquired by the Corporation shall be retired and canceled promptly, and shall become authorized but unissued preferred stock.

Conversion. The holders of the Series C preferred stock shall have conversion rights as follows (the “Conversion Rights”):

•	Each share of Series C preferred stock shall be convertible into one share of common stock at the option of the holder thereof at any time.

•	Each share of Series C preferred stock shall automatically be converted into one share of common stock upon any sale, pledge, conveyance, hypothecation, assignment or other transfer (a “Transfer”) of such share, whether or not for value, by the initial registered holder (the “Initial Holder”) thereof, other than any such Transfer by such holder to (i) a nominee of such holder (without any change in beneficial ownership, as such term is defined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or (ii) another person that, at the time of such Transfer, beneficially owns shares of Series C preferred stock or a nominee thereof; provided that, notwithstanding the foregoing, (A) any Transfer by the Initial Holder without consideration to (1) any controlled affiliate of such Initial Holder which remains such, (2) a partner, active or retired, of such Initial Holder, (3) the estate of any such Initial Holder or a trust established for the benefit of the descendants or any relatives or spouse of such Initial Holder, (4) a parent corporation or wholly-owned subsidiary of such Initial Holder or to a wholly-owned subsidiary of such parent unless and until such transferee ceases to be a parent or wholly-owned subsidiary of the Initial Holder or a wholly-owned subsidiary of such parent, or (5) the spouse of such Initial Holder, in each case, shall not result in such conversion or (B) any bona fide pledge by the Initial Holder to any financial institution in connection with a borrowing shall not result in such conversion; and provided, further, that in the event any Transfer shall not give rise to automatic conversion hereunder, then any subsequent Transfer by the holder (other than any such Transfer by such holder to a nominee of such holder (without any change in beneficial ownership)) or the pledgor, as the case may be, shall be subject to automatic conversion upon the terms and conditions set forth herein.

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•	The one-to-one conversion ratio for the conversion of the Series C preferred stock into common stock shall be equitably adjusted in the event of any recapitalization of the Company by means of a stock dividend on, or a stock split or combination of, outstanding common stock or Series C preferred stock, or in the event of any merger, consolidation or other reorganization of the Corporation with another corporation.

Voting Rights. Except as otherwise provided in the Certificate of Designation or by law, each holder of Series C preferred stock shall be entitled to 50 votes for each share of Series C preferred stock held on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. Except as otherwise provided in the Certificate of Designation or by Nevada law, the holders of common stock and the holders of Series C preferred stock shall at all times vote on all matters (including the election of directors) together as one class.

The foregoing description of the Certificate of Designation is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation for Series C Preferred Stock.
10.1	Employment Agreement dated July 17, 2015 by and between the registrant and Mark Bradley Feldgreber.
10.2	Termination of Employment Agreement dated July 17, 2015 by and between the registrant and Mark Bradley Feldgreber.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYERS NETWORK

Date: July 22, 2015	By:	/s/ Mark Bradley
Mark Bradley Chief Executive Officer

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